EX-99.(a)(xvi)

                      SUNAMERICA STYLE SELECT SERIES, INC.

                              ARTICLES OF AMENDMENT


         SUNAMERICA STYLE SELECT SERIES, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Article SIXTH of the Charter of the Corporation is hereby amended to read in its entirety as follows:

         "SIXTH: The total number of shares of stock of all classes and series which the Corporation has authority to issue is two billion (2,000,000,000) shares of capital stock (par value $.0001 per share), amounting in aggregate par value to two hundred thousand dollars
      ($200,000). All of the authorized shares of capital stock of the Corporation are initially classified as "Common Stock," which one hundred twenty-five million (125,000,000) shares are further designated the "Focused Multi-Cap Growth Portfolio" formerly named "Multi-Cap Growth Portfolio," one hundred million (100,000,000) shares are further designed the "SunAmerica Value Fund" formerly named "Multi-Cap Value Portfolio," one hundred million (100,000,000) shares are further designated the "Focused International Equity Portfolio," formerly named "Focused International Portfolio," one hundred million (100,000,000) shares are further designated the "Focused 2000 Value Portfolio" formerly named the "Small-Cap Value Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Large-Cap Value Portfolio" formerly named the "Large-Cap Value Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Technology Portfolio" formerly named the "Focused TechNet Portfolio," one hundred twenty-five million
      (125,000,000) shares are further designated the "Focused 2000 Growth Portfolio" formerly named the "Small-Cap Growth Portfolio," one hundred twenty-five million (125,000,000) shares are further designated the "Focused Growth and Income Portfolio" formerly named "Large-Cap Blend Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Large-Cap Growth Portfolio" formerly named "Focused Growth Portfolio," one hundred twenty-five million (125,000,000) shares are further designated the "Focused Multi-Cap Value Portfolio" formerly named the "Focused Value Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Equity Strategy," one hundred million (100,000,000) shares are further designated the "Focused Multi-Asset Strategy," one hundred million (100,000,000) shares are further designated the "Focused Balanced Strategy," one hundred million (100,000,000) shares are further designated the "Focused Fixed Income and Equity Strategy," one hundred million (100,000,000) shares are further designated the "Focused Fixed Income Strategy," and one hundred million (100,000,000) shares are further designated the "Value Portfolio." The Focused Multi-Cap Growth Portfolio, Focused Large-Cap Value Portfolio, SunAmerica Value Fund, Focused 2000 Value Portfolio, Focused Large-Cap Growth

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      Portfolio,   Focused  Technology  Portfolio,  Focused  Growth  and  Income
      Portfolio, Focused International Equity Portfolio, Focused Large-Cap Growth Portfolio, Focused Multi-Cap Value Portfolio, Focused 2000 Growth Portfolio, Focused Equity Strategy, Focused Multi-Asset Strategy, Focused Balanced Strategy, Focused Fixed Income and Equity Strategy, and Focused Fixed Income Strategy shall each have four classes of shares, designated Class A, Class B, Class II and Class Z, consisting, until further changed, of twenty-five million (25,000,000) Class A shares, twenty-five million (25,000,000) Class B shares, twenty-five million (25,000,000) Class II shares, and twenty-five million (25,000,000) Class Z shares. The Focused Growth and Income Portfolio and Focused Multi-Cap Growth Portfolio also shall each have Class X shares, consisting of twenty-five million (25,000,000) shares each. The Focused 2000 Growth Portfolio and Focused Multi-Cap Value Portfolio also shall each have Class I shares, consisting of twenty-five million (25,000,000) shares each. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock."

         SECOND: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

          THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Assistant Secretary and attested by its Assistant Secretary on this 23rd day of October, 2002.

SUNAMERICA STYLE SELECT SERIES, INC.

By: /s/ PETER E. PISAPIA
    --------------------
Peter E. Pisapia
Vice President and Assistant Secretary

ATTEST:

/s/ JULIE A. STAMM
------------------
Julie A. Stamm, Assistant Secretary





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          The undersigned,  Vice President and Assistant Secretary of SunAmerica
Style Select Series, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation and further certifies that, to the best of his knowledge information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                        /s/ Peter E. Pisapia
                                        --------------------
                                        Peter E. Pisapia
                                        Vice President and Assistant Secretary